Exhibit 99.1

OPENWAVE REPORTS FIRST QUARTER FISCAL 2012 FINANCIAL RESULTS

REDWOOD CITY, CA – November 3, 2011 – Openwave Systems Inc. (Nasdaq: OPWV), a global software innovator delivering all-Internet Protocol (all-IP) mediation and messaging solutions, today announced that revenues for the first fiscal quarter ended September 30, 2011 were $52.4 million, compared with $35.2 million in the prior quarter ended June 30, 2011 and $41.5 million in the September quarter in the preceding fiscal year. Bookings for the quarter were $23.7 million, which included a significant intellectual property licensing agreement separately announced by Openwave. The company ended the quarter with $66.6 million in cash and investments.

“Openwave’s first fiscal quarter results were mixed; we validated the strength of our intellectual property portfolio by executing a significant licensing agreement, but we are clearly disappointed with our product bookings,” said Mike Mulica, chief executive officer of Openwave Systems. “We continue to work closely with our customers and partners to demonstrate the value of our products and technologies. We are moving quickly to implement a streamlined operating model to improve our product business and will continue to leverage our intellectual property portfolio to improve our overall financial results.”

On a GAAP basis, net income for the first fiscal quarter ended September 30, 2011 was $2.6 million or $0.03 per share, compared with a net loss of $20.0 million, or $0.23 per share, in the prior quarter and net income of $71,000 or $0.00 per share, in the September quarter in the preceding year.

On a non-GAAP basis, net income for the first fiscal quarter ended September 30, 2011 was $9.3 million or $0.11 per share, compared with a net loss of $8.3 million or $0.10 per share, in the prior quarter and a net loss of $419,000, or $0.00 per share, in the September quarter in the preceding year. Non-GAAP net income (loss) excludes restructuring, impairments and certain losses on investments, amortization of intangibles and stock-based compensation, amounts associated with certain unusual events, discontinued operations, and the tax impact of these items.

A reconciliation between net income (loss) and net income (loss) per share on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

Non-GAAP Measure

The company’s stated results include the non-GAAP measures: non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP measures exclude certain items that generally are non-recurring events or are non-cash items that many other companies exclude, in order to compare Openwave with other companies, such as stock-based compensation and amortization of intangibles. These non-GAAP measures also exclude items which management does not consider in evaluating Openwave’s on-going business, such as restructuring costs, impairments on investments, and discontinued operations. Openwave considers non-GAAP net income (loss) to be an important measure because it provides a useful measure of the operational performance of Openwave and is used by Openwave’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. These non-GAAP measures are presented for supplemental informational purposes only for understanding Openwave’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern daylight time today to discuss its financial results for its first quarter ended September 30, 2011. Interested parties may access the conference call over the Internet through Openwave’s website at www.openwave.com or by telephone at (877) 941-1428 or (480) 629-9665 (international). A replay of the conference call will be available for two weeks beginning at approximately 8:00 p.m. eastern daylight time today by calling 800-406-7325. The replay can be accessed internationally by calling 303-590-3030. Reservation number: 4481226#.

A live webcast of the call, together with supplemental financial information, will also be available on the Earnings & Metrics section of Openwave’s website at

http://investor.Openwave.com. A replay will be available on the website for at least three months.

About Openwave Systems

Openwave Systems Inc. (Nasdaq: OPWV) is a global software innovator delivering all-Internet Protocol (all-IP) mediation and messaging solutions that enable communication service providers to create and deliver smarter services.

Building on its mobile data heritage, Openwave mobilizes the Internet with data-driven solutions that comprehensively enhance IP traffic and increase the value of the mobile network. Openwave arms its customers with a 360-degree view of network activity plus the tools to help them proactively optimize network resources (Congestion Control), react to user behavior with smarter data plans and services (Price Plan Innovation), and deliver a contextually relevant messaging experience (Converged Messaging).

Openwave is a global company with a blue chip customer base spanning North America, Latin America, Australia and New Zealand, Asia, Africa, Europe, and the Middle East. Openwave is headquartered in Redwood City, California.

Openwave and the Openwave logo are trademarks of Openwave Systems Inc.

Cautionary Note Regarding Forward Looking Statements

The statements in this press release in Mr. Mulica’s quote with respect to future events or expectations are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave assumes no obligation to update the forward-looking statements included in this press release.

In particular, the following factors, among others, could cause actual results to differ materially from those projected: (a) the current economic climate may impede the growth of wireless data demand, which could impede customer trials and the ability of Openwave to monetize its intellectual property portfolio; (b) Openwave may not be able to make changes in business strategy, development plans and product offerings to respond to any changes in wireless demand needs of its customers; and (c) Openwave’s cost cutting measures may not result in the cost reductions Openwave expects, or may have an unexpected negative effect on Openwave’s ability to service its customers, either of which would have an adverse effect on Openwave’s operating results.

For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in Openwave’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s website at www.openwave.com.

For More Information: Investor Relations Mike Bishop The Blueshirt Group mike@blueshirtgroup.com Tel: 415-217-4968	Public Relations Vikki Herrera Openwave Systems Inc. Vikki.Herrera@openwave.com Tel: 650-480-6753

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	September 30, 2011	June 30, 2011
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$56,288	$81,213
Accounts receivable, net	36,612	22,293
Prepaid and other current assets	15,719	15,808

Total current assets	108,619	119,314
Property and equipment, net	5,733	6,680
Long-term investments	10,302	15,630
Deposits and other assets	5,231	5,373
Goodwill	267	267
Intangible assets, net	144	553

Total assets	$130,296	$147,817

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,315	$7,014
Accrued liabilities	19,841	19,810
Accrued settlement related to discontinued operations	—	12,000
Accrued restructuring costs	15,839	13,660
Deferred revenue	26,024	29,088

Total current liabilities	66,019	81,572
Accrued restructuring costs, less current portion	9,108	12,515
Deferred revenue, less current portion	7,740	9,370
Deferred rent obligations and long-term taxes payable	1,360	1,415

Total liabilities	84,227	104,872
Stockholders’ equity	46,069	42,945

Total liabilities and stockholders’ equity	$130,296	$147,817

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010
Revenues:
License	$9,914	$10,273	$12,332
Maintenance and support	10,671	10,677	13,993
Services	16,790	14,255	11,203
Patents	15,021	10	4,000

Total revenues	52,396	35,215	41,528

Cost of revenues:
License	486	424	30
Maintenance and support	3,722	3,965	4,141
Services	13,797	11,949	8,887
Amortization of intangible assets	409	409	420

Total cost of revenues	18,414	16,747	13,478

Gross profit	33,982	18,468	28,050

Operating Expenses:
Research and development	9,348	9,836	11,430
Sales and marketing	8,737	11,509	10,821
General and administrative	7,786	7,167	6,612
Restructuring and other related costs	5,072	524	708

Total operating expenses	30,943	29,036	29,571

Operating income (loss) from continuing operations	3,039	(10,568)	(1,521)
Interest and other income (expense), net	61	(433)	37

Pre-tax income (loss) from continuing operations	3,100	(11,001)	(1,484)
Income taxes	458	370	681

Net income (loss) from continuing operations	2,642	(11,371)	(2,165)
Discontinued operations, net	—	(8,589)	2,236

Net income (loss)	$2,642	$(19,960)	$71

Basic net income (loss) per share from:
Continuing operations	$0.03	$(0.13)	$(0.03)
Discontinued operations	—	(0.10)	0.03

Net income (loss) per share	$0.03	$(0.23)	$—

Diluted net income (loss) per share from:
Continuing operations	$0.03	$(0.13)	$(0.03)
Discontinued operations	—	(0.10)	0.03

Net income (loss) per share	$0.03	$(0.23)	$—

Shares used in basic net income (loss) per share	85,482	85,216	84,017
Shares used in diluted net income (loss) per share	86,432	85,216	84,017
Stock-based compensation by category:
Maintenance and support	$42	$33	$45
Services	54	40	59
Research and development	94	86	131
Sales and marketing	116	118	156
General and administrative	173	271	270
Restructuring	106	—	—

	$585	$548	$661

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010
Reconciliation between GAAP and Non-GAAP net income (loss):
Net income (loss)	$2,642	$(19,960)	$71
Exclude:
Restructuring costs	5,072	524	708
Amortization of intangibles	409	409	420
Stock-based compensation	479	548	661
Amounts associated with unusual events(a)	780	1,044	—
Discontinued operations, net	—	8,589	(2,236)
Realized losses and other-than-temporary impairments of investments	—	632	—
Tax impact of reconciling items(b)	(48)	(49)	(43)

Non-GAAP net income (loss)	$9,334	$(8,263)	$(419)

Diluted GAAP net income (loss) per share	$0.03	$(0.23)	$—
Exclude:
Restructuring costs	$0.06	$0.01	$0.01
Amortization of intangibles	$—	$—	$0.01
Stock-based compensation	$0.01	$—	$0.01
Amounts associated with unusual events(a)	$0.01	$0.01	$—
Discontinued operations, net	$—	$0.10	$(0.03)
Realized losses and other-than-temporary impairments of investments	$—	$0.01	$—
Tax impact of reconciling items(b)	$—	$—	$—

Diluted non-GAAP net income (loss) per share	$0.11	$(0.10)	$—

Shares used in computing diluted earnings per share	86,432	85,216	84,017

(a)	Relates to legal fees regarding lawsuits and other unusual events.
(b)	The tax impact relates to tax benefits related to amortization of intangibles and stock-based compensation.

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010
Operating activities:
Net income (loss)	$2,642	$(19,960)	$71
Gain on sale of discontinued operation	—	—	(2,236)
Reconciling items:
Depreciation, amortization of intangibles and stock-based compensation	2,157	2,276	2,327
Non-cash restructuring charges	212	237	315
Non-cash income from discontinued operations	—	(3,411)	—
Provision for (recovery of) doubtful accounts	197	(183)	(185)
Other non-cash items, net	307	300	346
Realized losses and other-than-temporary impairments of investments	—	645	—
Changes in operating assets and liabilities	(22,969)	15,973	(3,503)

Net cash used for operating activities	(17,454)	(4,123)	(2,865)

Investing activities:
Purchases of property and equipment, net	(389)	(876)	(1,066)
Payment of settlement related to discontinued operations	(12,000)	—	—
Sale of discontinued operation, net	—	—	2,236
Proceeds of investments, net	6,440	(3,207)	976

Net cash provided by (used for) investing activities	(5,949)	(4,083)	2,146

Financing activities:
Net proceeds from issuance of common stock	119	749	70

Cash provided by financing activities	119	749	70

Net decrease in cash and cash equivalents	(23,284)	(7,457)	(649)
Cash and cash equivalents at beginning of period	47,266	54,723	60,935

Cash and cash equivalents at end of period, including discontinued operations	$23,982	$47,266	$60,286